                             HOLYFIELD & THOMAS, LLC
                     Certified Public Accountants & Advisors
          1601 Forum Place, Suite 801  West Palm Beach, FL 33401-8106
          (561) 689-6000 Fax (561) 689-6001 www.holyfieldand thomas.com

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 30, 2003 related to the financial statements of Amalgamated
Resources Technologies, Inc. and to the reference of our firm under the caption
"experts" in the Prospectus.

/s/ Holyfield & Thomas, LLC

West Palm Beach, Florida
June 11, 2003